UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2026

HCW Biologics Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40591	82-5024477
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2929 N. Commerce Parkway
Miramar, Florida	33025
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 954 842-2024

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	HCWB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on March 26, 2026, HCW Biologics Inc. (the “Company”) received written notice from the Listing Qualifications Staff (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) that for 30 consecutive business days, the Company’s listed securities did not maintain a minimum bid price of $1 per share, in accordance with Nasdaq Listing Rule 5550(a)(2) (“Bid Price Rule”) for continued listing on The Nasdaq Capital Market (the “Exchange”). Due to the fact that the Company effected a 1-for-40 reverse stock split on April 11, 2025, the Company was not afforded a 180-calendar day period to demonstrate compliance.

On May 29, 2026, the Nasdaq Hearings Panel (“the Panel”) granted the Company an extension in which to regain compliance with continued listing rules of the Exchange. The Panel’s determination follows the Company’s hearing on May 5, 2026, at which the Company presented, and the Panel considered, the Company’s plan to regain compliance with the Bid Price Rule. The Panel granted the Company’s request for continued listing on the Exchange, subject to, among other things, that on or before July 29, 2026, the Company must demonstrate compliance with the Bid Price Rule by exhibiting a bid price at or above $1 for twenty consecutive trading days.

The Panel also noted that if the Company becomes deficient with the Bid Price Rule prior to September 22, 2026, the Company will be immediately delisted. Further, if the Company becomes non-compliant with any other listing rule prior to September 22, 2026, the Company will be allowed seven calendar days to advise the Panel on its plan to cure the listing deficiencies and the Panel will, at that time, determine whether to grant the Company an exception to cure the deficiency.

The Panel also required that Company provide prompt notification of any significant events that occur during the exception period that may affect the Company’s compliance with Nasdaq requirements. If the Company regains compliance and satisfies the terms of the exception, the Panel intends to impose a Discretionary Panel Monitor on the Company for an additional one-year period, pursuant to Listing Rule 5815(d)(4)(A).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCW BIOLOGICS INC.

Date: June 1, 2026	By:	/s/ Hing C. Wong
Hing C. Wong, Founder and Chief Executive Officer